Exhibit 99.(h).2.d

Amendment

To

Sub-Transfer Agency And Shareholder Services Agreement

This Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of May 28, 2015 ("Amendment"), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Virtus Fund Services, LLC ("Company") and each of the "Funds", which is hereby defined to mean each of the Investment Companies and each Portfolio of such Investment Companies listed on Schedule B to the Amended Agreement (as defined below).

Background

BNYM, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement as of April 15, 2011 ("Original Agreement"). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNYM (the Original Agreement as so assigned and amended being the "Assigned Agreement"). BNYM, the Company and the Funds subsequently entered into amendments to the Assigned Agreement, dated as of March 21, 2014, June 1, 2014, August 19, 2014 and November 12, 2014 (the Assigned Agreement as so amended being the "Current Agreement"). BNYM, the Funds and the Company wish to amend the Current Agreement in accordance with the terms of this Amendment.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.           Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to the Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of May 28, 2015, by and among BNYM, the Company and the Funds.

2.           Adoption of Amended Agreement by New Fund. The Fund that has been added to Schedule B by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment ("Amended Agreement") as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.           Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.           Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

5.           Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

6.           Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.	Virtus Equity Trust
Virtus Insight Trust
Virtus Opportunities Trust
By: /s/ William Greilich	Virtus Alternative Solutions Trust
On behalf of each Fund in its individual
Name: William Greilich	and separate capacity, and not on behalf
of any other Fund
Title: Managing Director
By: /s/ Francis G. Waltman

Virtus Fund Services, LLC	Name: Francis G. Waltman

By: /s/ Amy Hackett	Title: Executive Vice President

Name: Amy Hackett

Title: Vice President & Asst. Treasurer

SCHEDULE B

(Dated: May 28, 2015)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Funds, as further set forth below.

Portfolios

Investment Company: Virtus Alternative Solutions Trust

Portfolios:

Virtus Alternative Income Solution Fund A

Virtus Alternative Income Solution Fund C

Virtus Alternative Income Solution Fund I

Virtus Alternative Inflation Solution Fund A

Virtus Alternative Inflation Solution Fund C

Virtus Alternative Inflation Solution Fund I

Virtus Alternative Total Solution Fund A

Virtus Alternative Total Solution Fund C

Virtus Alternative Total Solution Fund I

Virtus Alternative Total Solution Fund R6

Virtus Long Short Equity Fund A (1)

Virtus Long Short Equity Fund C (1)

Virtus Long Short Equity Fund I (1)

Virtus Credit Opportunities Fund A (2)

Virtus Credit Opportunities Fund C (2)

Virtus Credit Opportunities Fund I (2)

Virtus Credit Opportunities Fund R6 (2)

Virtus Multi-Strategy Target Return Fund A(3)

Virtus Multi-Strategy Target Return Fund C(3)

Virtus Multi-Strategy Target Return Fund I (3)

Virtus Strategic Income Fund A

Virtus Strategic Income Fund C

Virtus Strategic Income Fund I

Investment Company:        Virtus Equity Trust

Portfolios:

Virtus Balanced Fund A

Virtus Balanced Fund B

Virtus Balanced Fund C

Virtus Contrarian Value Fund A

Virtus Contrarian Value Fund C

Virtus Contrarian Value Fund I

Virtus Contrarian Value Fund R6

Virtus Growth & Income Fund A

Virtus Growth & Income Fund C

Virtus Growth & Income Fund I

Virtus Mid-Cap Core Fund A

Virtus Mid-Cap Core Fund C

Virtus Mid-Cap Core Fund I

Virtus Mid-Cap Growth Fund A

Virtus Mid-Cap Growth Fund B

Virtus Mid-Cap Growth Fund C

Virtus Mid-Cap Growth Fund I

Virtus Quality Large-Cap Value Fund A

Virtus Quality Large-Cap Value Fund C

Virtus Quality Large-Cap Value Fund I

Virtus Quality Small-Cap Fund A

Virtus Quality Small-Cap Fund C

Virtus Quality Small-Cap Fund I

Virtus Small-Cap Core Fund A

Virtus Small-Cap Core Fund C

Virtus Small-Cap Core Fund I

Virtus Small-Cap Core Fund R6

Virtus Small-Cap Sustainable Growth Fund A

Virtus Small-Cap Sustainable Growth Fund C

Virtus Small-Cap Sustainable Growth Fund I

Virtus Strategic Growth Fund A

Virtus Strategic Growth Fund B

Virtus Strategic Growth Fund C

Virtus Strategic Growth Fund I

Virtus Tactical Allocation Fund A

Virtus Tactical Allocation Fund B

Virtus Tactical Allocation Fund C

Investment Company:          Virtus Insight Trust

Portfolios:

Virtus Emerging Markets Opportunities Fund A

Virtus Emerging Markets Opportunities Fund C

Virtus Emerging Markets Opportunities Fund I

Virtus Emerging Markets Opportunities Fund R6

Virtus Low Duration Income Fund A

Virtus Low Duration Income Fund C

Virtus Low Duration Income Fund I

Virtus Tax-Exempt Bond Fund A

Virtus Tax-Exempt Bond Fund C

Virtus Tax-Exempt Bond Fund I

Investment Company:          Virtus Opportunities Trust

Portfolios:

Virtus Multi-Asset Trend Fund A (formerly, Virtus Allocator Premium AlphaSector Fund A)

Virtus Multi-Asset Trend Fund C (formerly, Virtus Allocator Premium AlphaSector Fund C)

Virtus Multi-Asset Trend Fund I (formerly, Virtus Allocator Premium AlphaSector Fund I)

Virtus Sector Trend Fund A (formerly, Virtus AlphaSector Rotation Fund A)

Virtus Sector Trend Fund C (formerly, Virtus AlphaSector Rotation Fund C)

Virtus Sector Trend Fund I (formerly, Virtus AlphaSector Rotation Fund I )

Virtus Alternatives Diversifier Fund A

Virtus Alternatives Diversifier Fund C

Virtus Alternatives Diversifier Fund I

Virtus Bond Fund A

Virtus Bond Fund B

Virtus Bond Fund C

Virtus Bond Fund I

Virtus CA Tax-Exempt Bond Fund A

Virtus CA Tax-Exempt Bond Fund I

Virtus Disciplined Equity Style Fund A

Virtus Disciplined Equity Style Fund C

Virtus Disciplined Equity Style Fund I

Virtus Disciplined Select Bond Fund A

Virtus Disciplined Select Bond Fund C

Virtus Disciplined Select Bond Fund I

Virtus Disciplined Select Country Fund A

Virtus Disciplined Select Country Fund C

Virtus Disciplined Select Country Fund I

Virtus Dynamic Trend Fund A (formerly, Virtus Dynamic AlphaSector Fund A)

Virtus Dynamic Trend Fund B (formerly, Virtus Dynamic AlphaSector Fund B )

Virtus Dynamic Trend Fund C (formerly, Virtus Dynamic AlphaSector Fund C )

Virtus Dynamic Trend Fund I (formerly, Virtus Dynamic AlphaSector Fund I)

Virtus Dynamic Trend Fund R6 (formerly, Virtus Dynamic AlphaSector Fund R6)

Virtus Emerging Markets Debt Fund A

Virtus Emerging Markets Debt Fund C

Virtus Emerging Markets Debt Fund I

Virtus Emerging Markets Equity Income Fund A

Virtus Emerging Markets Equity Income Fund C

Virtus Emerging Markets Equity Income Fund I

Virtus Emerging Markets Small-Cap Fund A

Virtus Emerging Markets Small-Cap Fund C

Virtus Emerging Markets Small-Cap Fund I

Virtus Essential Resources Fund A

Virtus Essential Resources Fund C

Virtus Essential Resources Fund I

Virtus Foreign Opportunities Fund A

Virtus Foreign Opportunities Fund C

Virtus Foreign Opportunities Fund I

Virtus Foreign Opportunities Fund R6

Virtus Global Dividend Fund A

Virtus Global Dividend Fund C

Virtus Global Dividend Fund I

Virtus Global Opportunities Fund A

Virtus Global Opportunities Fund B

Virtus Global Opportunities Fund C

Virtus Global Opportunities Fund I

Virtus Global Equity Trend Fund A (formerly, Virtus Global Premium AlphaSector Fund A )

Virtus Global Equity Trend Fund C (formerly, Virtus Global Premium AlphaSector Fund C)

Virtus Global Equity Trend Fund I (formerly, Virtus Global Premium AlphaSector Fund I )

Virtus Global Real Estate Securities Fund A

Virtus Global Real Estate Securities Fund C

Virtus Global Real Estate Securities Fund I

Virtus Greater European Opportunities Fund A

Virtus Greater European Opportunities Fund C

Virtus Greater European Opportunities Fund I

Virtus Herzfeld Fund A

Virtus Herzfeld Fund C

Virtus Herzfeld Fund I

Virtus High Yield Fund A

Virtus High Yield Fund B

Virtus High Yield Fund C

Virtus High Yield Fund I

Virtus International Equity Fund A

Virtus International Equity Fund C

Virtus International Equity Fund I

Virtus International Real Estate Securities Fund A

Virtus International Real Estate Securities Fund C

Virtus International Real Estate Securities Fund I

Virtus International Small-Cap Fund A

Virtus International Small-Cap Fund C

Virtus International Small-Cap Fund I

Virtus International Small-Cap Fund R6

Virtus International Wealth Masters Fund A

Virtus International Wealth Masters Fund C

Virtus International Wealth Masters Fund I

Virtus Low Volatility Equity Fund A

Virtus Low Volatility Equity Fund C

Virtus Low Volatility Equity Fund I

Virtus Multi-Sector Intermediate Bond Fund A

Virtus Multi-Sector Intermediate Bond Fund B

Virtus Multi-Sector Intermediate Bond Fund C

Virtus Multi-Sector Intermediate Bond Fund I

Virtus Multi-Sector Intermediate Bond Fund R6

Virtus Multi-Sector Short Term Bond Fund A

Virtus Multi-Sector Short Term Bond Fund B

Virtus Multi-Sector Short Term Bond Fund C

Virtus Multi-Sector Short Term Bond Fund I

Virtus Multi-Sector Short Term Bond Fund T

Virtus Equity Trend Fund A (formerly, Virtus Premium AlphaSector Fund A)

Virtus Equity Trend Fund C (formerly, Virtus Premium AlphaSector Fund C )

Virtus Equity Trend Fund I (formerly, Virtus Premium AlphaSector Fund I)

Virtus Equity Trend Fund R6 (formerly, Virtus Premium AlphaSector Fund R6)

Virtus Real Estate Securities Fund A

Virtus Real Estate Securities Fund B

Virtus Real Estate Securities Fund C

Virtus Real Estate Securities Fund I

Virtus Real Estate Securities Fund R6

Virtus Senior Floating Rate Fund A

Virtus Senior Floating Rate Fund C

Virtus Senior Floating Rate Fund I

Virtus Wealth Masters Fund A

Virtus Wealth Masters Fund C

Virtus Wealth Masters Fund I

---------------------------------------------------------------------------------------

(1)	Fund will not launch (launch date previously expected on or after April 7, 2015) (will be removed from next Schedule B)
(2)	Expected launch date on or after June 1, 2015
(3)	Expected launch date revised from on or after May 1, 2015 to on or after June 1, 2015